IN THE UNITED STATES BANKRUPTCY COURT

FOR THE WESTERN DISTRICT OF TEXAS

SAN ANTONIO DIVISION

In re:	§	Chapter 11
§
TOOTIE PIE COMPANY, INC. D/B/A	§	Case No. 13-51808
TOOTIE GOURMET PIE CAFÉ	§
§
Debtor	§

DEBTOR TOOTIE PIE COMPANY, INC.’S FIRST SUPPLEMENT TO DEBTOR’S

FIRST AMENDED PLAN OF REORGANIZATION DATED FEBRUARY 14, 2014

Debtor, Tootie Pie Company, Inc. hereby files this First Supplement to Debtor’s First Amended Plan of Reorganization Dated February 14, 2014 and shows:

Debtor’s first amended plan and disclosures statement was filed on February 14, 2014. The following paragraph is hereby added to Debtor’s First Amended Plan of Reorganization Dated February 14, 2014 under Article X, Other Provisions:

10.04. Approval of Don Merrill Settlement. Pursuant to Section III(D) of Debtor’s First Amended Disclosure Statement Dated February 14, 2014, confirmation of Debtor’s Plan of Reorganization shall Constitute Court Approval of Debtor’s Settlement with Don Merrill attached as Exhibit I to Debtor’s First Amended Disclosure Statement Dated February 14, 2014. Further, upon confirmation of Debtor’s plan of reorganization, the reorganized Debtor shall be authorized to complete any action required to fulfill its obligations under the settlement agreement.

Dated February 21, 2014

Respectfully submitted,

By:	/s/ Leslie E. Doss
Leslie E. Doss, President,
Tootie Pie Company, Inc.

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By:	/s/ Ronald J. Smeberg
Ronald J. Smeberg, Attorney for Debtor

State Bar No. 24033967
11550 IH 10 West, Suite 180
San Antonio, Texas 78230
210-695-6684 (Tel)
210-598-7357 (Fax)
ATTORNEY FOR DEBTOR

CERTIFICATE OF SERVICE

I hereby certify that on February 21, 2014, true and correct copies of the attached was served upon the attached service list by first class mail postage prepaid:

By:	/s/ Ronald J. Smeberg
Ronald J. Smeberg

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